EXHIBIT 99.1
Upland Software Reports Second Quarter 2022 Financial Results
August 3, 2022, 04:01 PM Eastern Standard Time
AUSTIN, Texas--(BUSINESS WIRE)-- Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based tools for digital transformation, today announced financial and operating results for the second quarter 2022 and issued guidance for its third quarter and full year of 2022.

Second Quarter 2022 Financial Highlights

•Total revenue was $80.2 million, an increase of 5% from $76.3 million in the second quarter of 2021. Revenue growth includes a negative impact of 3 percentage points from changes in foreign currency exchange rates ("FX").
•Subscription and support revenue was $75.0 million, an increase of 4% from $72.4 million in the second quarter of 2021. Revenue growth includes a negative impact of 2 percentage points from FX.
•GAAP net loss was $16.4 million, or a loss of $0.52 cents per share, compared to a GAAP net loss of $19.0 million, or a loss of $0.63 cents per share, in the second quarter of 2021.
•Adjusted EBITDA was $24.5 million, or 31% of total revenue, compared to $23.7 million, or 31% of total revenue, in the second quarter of 2021.
•GAAP operating cash flow was $14.0 million, compared to GAAP operating cash flow of $10.8 million in the second quarter of 2021. Free cash flow was $13.9 million, compared to free cash flow of $10.6 million in the second quarter of 2021.
•Cash on hand as of the end of the second quarter of 2022 was $138.3 million. Pro forma for the recently announced $115 million equity investment from HGGC, net of estimated fees and expenses, Upland's cash on hand at the end of the second quarter would have been $248.3 million.

"We had a strong Q2, beating our guidance midpoints on revenue and Adjusted EBITDA, even after FX headwinds, and outperforming our targets on operating and free cash flow," said Jack McDonald, Upland's chairman and chief executive officer. "In addition, after the quarter close, we announced a $115 million strategic equity investment from HGGC, a leading $6.8 billion private equity firm with a proven track record of building value in the software industry by partnering with management teams to enhance customer value and drive growth."

Second Quarter Business Highlights

•We expanded relationships with 403 existing customers, 53 of which were major expansions. We also welcomed 123 new customers to Upland in the second quarter, including 27 new major customers.
•Altify’s Spring 2022 release introduced Altify Account Plan: a long-awaited capability that allows sellers to get going faster by starting to work on their assigned accounts directly from account records in Salesforce.
•Objectif Lune announced a series of customer-driven enhancements aimed at supporting complex business communications and digital transformation efficiency in their first major release post-acquisition.
•InGenius announced that its CRM telephony integration is now available as a premium application on Genesys AppFoundry® — the industry’s largest dedicated marketplace focused on customer experience solutions.
•Subsequent to quarter end, Upland announced a $115 million strategic equity investment from HGGC, in a new class of preferred stock convertible into shares of Upland common stock at a conversion price of $17.50 per share, a premium over Upland's current share price, and carrying a 4.5% dividend, payable at the company's option in cash or in-kind. The HGGC investment is expected to close promptly following the satisfaction of customary terms and conditions, including the expiration of the Hart-Scott-Rodino Act notice period.

Business Outlook

Upland's forward guidance remains unchanged in constant currency. Since May 4, 2022, the U.S. dollar has strengthened resulting in a larger FX headwind in both Q3 2022 and full year 2022 (the total FX impact is estimated to be approximately a 1.5 percentage points currency headwind for 2022 revenue growth and a $1.5 million currency headwind for 2022 Adjusted EBITDA). The adjusted guidance below includes the impact of those FX headwinds in the period.

For the quarter ending September 30, 2022, Upland expects reported total revenue to be between $75.7 and $81.7 million, including subscription and support revenue between $70.8 and $76.2 million, for growth in total revenue of 3% at the mid-point over the quarter-ended September 30, 2021. Third quarter 2022 Adjusted EBITDA is expected to be between $23.2 and $26.2 million, for an Adjusted EBITDA margin of 31% at the mid-point. This Adjusted EBITDA guide at the mid-point is a decrease of 1% from the quarter-ended September 30, 2021.

For the full year ending December 31, 2022, Upland expects reported total revenue to be between $310.5 and $322.5 million, including subscription and support revenue between $290.4 and $301.2 million, for growth in total revenue of 5% at the mid-point over the year ended December 31, 2021. Full year 2022 Adjusted EBITDA is expected to be between $94.5 and $100.5 million, for an Adjusted EBITDA margin of 30% at the mid-point. This Adjusted EBITDA guide at the midpoint is an increase of 1% over the year ended December 31, 2021.

Conference Call Details

Upland's executive team will host a live conference call and webcast at 4:00 p.m. Central Time, 5:00 p.m. Eastern Time today to review Upland’s financial results and outlook for the business. The call can be accessed via a webcast on investor.uplandsoftware.com, or by dialing 1-844-200-6205 in the United States or +1-929-526-1599 if outside the United States. Attendees will need to use access code 452682 to join the call. This webcast will contain forward-looking statements and other material information regarding Upland’s financial and operating results.

Following the completion of the conference call, a recording of the webcast will be made available at investor.uplandsoftware.com for twelve months.

About Upland Software

Upland helps global businesses accelerate digital transformation with a powerful cloud software library that provides choice, flexibility, and value. Our growing library of products delivers the "last mile" plug-in processes, reporting, and job specific workflows that major cloud platforms and homegrown systems don’t provide. We focus on specific business challenges and support every corner of the organization, operating at scale and delivering quick time to value for our 1,800+ enterprise customers. To learn more, visit www.uplandsoftware.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per share and free cash flow.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and they are used by our institutional investors and the analyst community to help them analyze the health of our business. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.

We are unable to reconcile any forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort. Additionally, we are unable to quantify the impact of foreign currency exchange fluctuations on components of our income statement beyond revenues because the information which is needed to do so is unavailable at this time without unreasonable effort.

Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus net income (loss) from discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, and purchase accounting adjustments for deferred revenue.

Upland defines non-GAAP net income (loss) as net income (loss), calculated in accordance with GAAP, plus, amortization of purchased intangible assets, amortization of debt discount, loss on debt extinguishment, stock-based compensation expenses, acquisition-related expenses, non-recurring litigation expenses, purchase accounting adjustments for deferred revenue, non-recurring provision for income tax, and the related tax effect of the adjustments above.

Upland defines free cash flow as GAAP operating cash flow less purchases of property and equipment.

Upland defines major accounts as accounts with greater than or equal to $25,000 in annual recurring revenue.

Upland defines major expansions as existing customers who expanded the amount of annual recurring revenue under their contract by at least $25,000.

Upland defines cash gross margin as product revenue less subscription and support cost of sales, excluding depreciation & amortization.

Forward-looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance, including our guidance related to future performance, and are subject to substantial risks, uncertainties and assumptions. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate,"

"seek," "will," "may," "hope," "predict," "could," "should," "would," "project," or the negative or plural of these words or similar expressions, although not all forward-looking statements contain these words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but are not limited to:our financial performance and our ability to achieve or sustain profitability or predict future results; our plans regarding future acquisitions and our ability to consummate and integrate acquisitions; our ability to expand our go to market operations, including our marketing and sales organization, and successfully increase sales of our products; our ability to obtain financing in the future on acceptable terms or at all; our expectations with respect to revenue, cost of revenue and operating expenses in future periods; our expectations with regard to revenue from perpetual licenses and professional services; our ability to adapt to the impacts on the global economy associated with the ongoing COVID-19 pandemic; our ability to attract and retain customers; our ability to successfully enter new markets and manage our international expansion; our ability to comply with privacy laws and regulations; our ability to deliver high-quality customer service; our plans regarding, and our ability to effectively manage, our growth; maintaining our senior management team and key personnel; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to adapt to technological change and continue to innovate; economic and financial conditions; the growth of demand for cloud-based, digital transformation applications; our ability to integrate our applications with other software applications; maintaining and expanding our relationships with third parties; costs associated with defending intellectual property infringement and other claims; our ability to maintain, protect and enhance our brand and intellectual property; our expectations with regard to trends, such as seasonality, which affect our business; our plans with respect to foreign currency exchange risk and inflation; our beliefs regarding how our applications benefit customers and what our competitive strengths are; the operation, reliability and security of our third-party data centers; the risk that we did not consider another contingency included in this list; our expectations as to the payment of dividends ; and factors that could affect our business and financial results identified in Upland's filings with the Securities and Exchange Commission (the "SEC"), including Upland's most recent 10-K filed with the SEC. Additional information will also be set forth in Upland's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC. The forward-looking statements herein represent Upland's views as of the date of this press release, and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.

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Investor Relations Contact:
Mike Hill
investor-relations@uplandsoftware.com
512-960-1031

Media Contact:
Kendell Kelton
media@uplandsoftware.com
678-575-7428

Upland Software, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription and support	$75,017	$72,405	$148,644	$143,058
Perpetual license	1,858	415	3,636	767
Total product revenue	76,875	72,820	152,280	143,825
Professional services	3,352	3,444	6,663	6,408
Total revenue	80,227	76,264	158,943	150,233
Cost of revenue:
Subscription and support	24,125	23,161	46,194	45,843
Professional services and other	2,428	1,851	5,114	3,596
Total cost of revenue	26,553	25,012	51,308	49,439
Gross profit	53,674	51,252	107,635	100,794
Operating expenses:
Sales and marketing	15,331	14,298	30,924	26,730
Research and development	11,676	11,113	23,743	22,053
General and administrative	21,828	19,192	41,442	43,561
Depreciation and amortization	10,802	10,278	21,853	20,021
Acquisition-related expenses	4,925	5,534	15,338	15,120
Total operating expenses	64,562	60,415	133,300	127,485
Loss from operations	(10,888)	(9,163)	(25,665)	(26,691)
Other expense:
Interest expense, net	(7,754)	(7,942)	(15,516)	(15,729)
Other income (expense), net	1,777	(399)	1,359	(162)
Total other expense	(5,977)	(8,341)	(14,157)	(15,891)
Loss before benefit from (provision for) income taxes	(16,865)	(17,504)	(39,822)	(42,582)
Benefit from (provision for) income taxes	472	(1,538)	598	2,856
Net loss	$(16,393)	$(19,042)	$(39,224)	$(39,726)
Net loss per common share, basic and diluted	$(0.52)	$(0.63)	$(1.25)	$(1.32)
Weighted-average common shares outstanding, basic and diluted	31,380,505	30,097,749	31,272,489	30,034,252

Upland Software, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2022	2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$138,284	$189,158
Accounts receivable, net of allowance	35,120	50,499
Deferred commissions, current	10,467	9,824
Unbilled receivables	5,202	4,801
Prepaid expenses and other current assets	16,739	8,709
Total current assets	205,812	262,991
Tax credits receivable	3,383	3,345
Property and equipment, net	2,165	2,667
Operating lease right-of-use asset	6,566	6,454
Intangible assets, net	277,001	279,920
Goodwill	492,481	457,472
Deferred commissions, noncurrent	15,400	14,808
Interest rate swap assets	25,959	—
Other assets	1,279	1,350
Total assets	$1,030,046	$1,029,007
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$21,262	$20,362
Accrued compensation	12,841	9,829
Accrued expenses and other current liabilities	13,829	9,086
Deferred revenue	103,442	102,847
Liabilities due to sellers of businesses	12,157	7,607
Operating lease liabilities, current	3,840	3,546
Current maturities of notes payable	3,167	3,167
Total current liabilities	170,538	156,444
Notes payable, less current maturities	513,558	515,163
Deferred revenue, noncurrent	3,967	2,058
Operating lease liabilities, noncurrent	6,369	6,773
Noncurrent deferred tax liability, net	22,678	22,793
Interest rate swap liabilities	—	8,409
Other long-term liabilities	1,006	1,079
Total liabilities	718,116	712,719
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	594,080	568,384
Accumulated other comprehensive income (loss)	(2,344)	(11,514)
Accumulated deficit	(279,809)	(240,585)
Total stockholders’ equity	311,930	316,288
Total liabilities and stockholders’ equity	$1,030,046	$1,029,007

Upland Software, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating activities
Net loss	$(16,393)	$(19,042)	$(39,224)	$(39,726)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,931	13,201	28,193	25,669
Change in fair value of liabilities due to sellers of businesses	—	(2,729)	(75)	(2,729)
Deferred income taxes	(1,066)	1,951	(2,407)	(3,389)
Amortization of deferred costs	2,987	2,081	5,883	3,848
Foreign currency re-measurement loss	3	(4)	3	10
Non-cash interest and other expense	560	561	1,115	1,115
Non-cash stock compensation expense	14,877	13,550	26,496	31,374
Changes in operating assets and liabilities, net of purchase business combinations:
Accounts receivable	12,905	6,599	22,087	10,174
Prepaid expenses and other current assets	(6,384)	(2,616)	(4,597)	(3,631)
Accounts payable	3,247	1,375	(898)	5,915
Accrued expenses and other liabilities	(364)	(648)	(5,154)	(2,424)
Deferred revenue	(10,265)	(3,474)	(9,162)	(2,898)
Net cash provided by operating activities	14,038	10,805	22,260	23,308
Investing activities
Purchase of property and equipment	(121)	(225)	(297)	(507)
Purchase business combinations, net of cash acquired	(23)	(19,799)	(62,356)	(92,417)
Net cash used in investing activities	(144)	(20,024)	(62,653)	(92,924)
Financing activities
Payments on finance leases	—	—	—	(4)
Proceeds from notes payable, net of issuance costs	(17)	(113)	(20)	(113)
Payments on notes payable	(1,350)	(1,350)	(2,700)	(2,700)
Taxes paid related to net share settlement of equity awards	(435)	—	(982)	—
Issuance of common stock, net of issuance costs	—	177	182	178
Additional consideration paid to sellers of businesses	(595)	—	(3,088)	(742)
Net cash used in financing activities	(2,397)	(1,286)	(6,608)	(3,381)
Effect of exchange rate fluctuations on cash	(3,656)	372	(3,873)	(493)
Change in cash and cash equivalents	7,841	(10,133)	(50,874)	(73,490)
Cash and cash equivalents, beginning of period	130,443	186,672	189,158	250,029
Cash and cash equivalents, end of period	$138,284	$176,539	$138,284	$176,539

Upland Software, Inc.
Reconciliation of Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(16,393)	$(19,042)	$(39,224)	$(39,726)
Add:
Depreciation and amortization expense	13,931	13,201	28,193	25,669
Interest expense, net	7,754	7,942	15,516	15,729
Other expense (income), net	(1,777)	399	(1,359)	162
Provision for (benefit from) income taxes	(472)	1,538	(598)	(2,856)
Stock-based compensation expense	14,877	13,550	26,496	31,374
Acquisition-related expense	4,925	5,534	15,338	15,120
Purchase accounting deferred revenue discount	1,663	606	3,592	1,100
Adjusted EBITDA	$24,508	$23,728	$47,954	$46,572

Upland Software, Inc.
Reconciliation of Non-GAAP Net Loss and Non-GAAP EPS
(in thousands, except share and per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of net loss to non-GAAP net income:
Net loss	$(16,393)	$(19,042)	$(39,224)	$(39,726)
Add:
Stock-based compensation expense	14,877	13,550	26,496	31,374
Amortization of purchased intangibles	13,536	12,732	27,361	24,745
Amortization of debt discount	560	561	1,115	1,115
Acquisition-related expense	4,925	5,534	15,338	15,120
Purchase accounting deferred revenue discount	1,663	606	3,592	1,100
Tax effect of adjustments above	(1,939)	(1,361)	(4,542)	(2,675)
Non-GAAP net income	$17,229	$12,580	$30,136	$31,053

Weighted average ordinary shares outstanding, basic	31,380,505	30,097,749	31,272,489	30,034,252
Weighted average ordinary shares outstanding, diluted	31,547,552	30,695,700	31,456,240	30,648,957
Non-GAAP earnings per share, basic	$0.55	$0.42	$0.96	$1.03
Non-GAAP earnings per share, diluted	$0.55	$0.41	$0.96	$1.01

Upland Software, Inc.
Reconciliation of Operating Cash Flow to Free Cash Flow
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of Operating Cash Flow to Free Cash Flow:
Net cash provided by operating activities	$14,038	$10,805	$22,260	$23,308
Less: Purchase of Property and Equipment	(121)	(225)	(297)	(507)
Free Cash Flow	$13,917	$10,580	$21,963	$22,801

Upland Software, Inc.
Supplemental Financial Information
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Stock-based compensation:
Cost of revenue	$575	$563	$977	$1,005
Research and development	658	942	1,406	1,656
Sales and marketing	1,498	1,619	2,972	2,756
General and administrative	12,146	10,426	21,141	25,957
Total	$14,877	$13,550	$26,496	$31,374

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Depreciation:
Cost of revenue	$2	$11	$4	$22
Operating expense	393	458	828	902
Total	$395	$469	$832	$924

Amortization:
Cost of revenue	$3,127	$2,912	$6,336	$5,626
Operating expense	10,409	9,820	21,025	19,119
Total	$13,536	$12,732	$27,361	$24,745